As filed with the Securities and Exchange Commission on June 11, 2008
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION OF SECURITIES UNDER THE SECURITIES ACT OF 1933

MedCath Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-2249852 (I.R.S. Employer Identification No.)

10720 Sikes Place, Suite 300 Charlotte, North Carolina (Address of Principal Executive Offices)	28277 (Zip Code)
Amended and Restated Outside Directors’ Stock Option Plan, as amended
(Full title of the plan)

James A. Parker
Interim Chief Financial Officer
MedCath Corporation
10720 Sikes Place, Suite 300
Charlotte, North Carolina 28277
(Name and address of agent for service of process)
(704) 708-6600
(Telephone number, including area code, of agent for service)
Copy to:
Thomas H. O’Donnell, Jr. Esq.
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
(704) 331-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered	Share	Price (1)	Registration Fee
Common stock, par value $0.01 per share	300,000 (1)	$20.71 (2)	$6,211,500 (2)	$244.11

(1)	The 300,000 shares of common stock of the Registrant covered by this Registration Statement are authorized and reserved for issuance under the MedCath Corporation Outside Directors’ Compensation Plan, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended (the “Securities Act”) and calculated, based on the average of the high and low prices of our common stock on June 10, 2008, as reported on the Nasdaq Global Select Market, which prices were $21.08 and $20.33, respectively.
This Registration Statement covers the registration of additional securities relating to an employee benefit plan for which a Registration Statement on Form S-8 (File. No. 333-82432) was filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on February 8, 2002, the contents of which, including any amendments thereto, are incorporated by reference.

EXPLANATORY NOTE
     This Registration Statement covers an additional 300,000 shares of common stock, par value $.01 per share (the “Common Stock”), of MedCath Corporation (the “Company” or the “Registrant”) reserved for issuance under the Amended and Restated Outside Directors’ Stock Option Plan, as amended (the “Plan”). Pursuant to Rule 428 promulgated under the Securities Act, the Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b). In accordance with the rules and regulations of the Commission, and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, and any amendments thereto, filed by MedCath Corporation (the “Registrant”)(File No. 000-33009) with the Commission are incorporated by reference in this Registration Statement:
(a)	The Registrant’s Registration Statement on Form S-8 (File. No. 333-82432), including exhibits thereto, is hereby incorporated by reference into this Registration Statement, except as may be modified by the information set forth herein;

(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007;

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2007 and March 31, 2008;

(d)	The Registrant’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2008;

(e)*	the Registrant’s Current Reports on Form 8-K filed on November 15, 2007, December 5, 2007, December 21, 2007, January 4, 2008, February 11, 2008, March 26, 2008, April 7, 2008, April 23, 2008 and May 22, 2008; and

(f)	the section entitled “Description of the Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A (the “Form 8-A”) filed with the Commission, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), including all amendments and reports updating such description.

*	All or any portion of any of the Registrant’s Current Reports on Form 8-K, which furnish information pursuant to Item 2.02, Item 7.01 or Item 9.01 thereof, are not and shall not be deemed to be incorporated by the reference herein.
All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those Current Reports on Form 8-K which “furnish” information pursuant to Item 2.02, Item 7.01 or Item 9.01 of such report and exhibits furnished in connection therewith) prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.
     The information incorporated by reference is considered to be part of this Registration Statement and information that we file later with the Commission will automatically update and supersede this information, as applicable. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interest of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Delaware General Corporation Law and the Registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant’s Amended and Restated Certificate of Incorporation and Bylaws filed as Exhibits 3.1 and 3.2, respectively, to the Form 8-A.
The Registrant has in effect a directors’ and officers’ liability insurance policy.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit
No.	Description

4.1	Amended and Restated Outside Directors’ Stock Option Plan (1)

4.2	Amendment to the Amended and Restated Outside Directors’ Stock Option Plan (2)

5	Opinion of Moore & Van Allen, PLLC

23.1	Consent of Moore & Van Allen, PLLC (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of Attorney (included as part of the signature page of this Registration Statement)

(1)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

(2)	Incorporated by reference from the Registrant’s amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2008.
Item 9. Undertakings.
The undersigned Registrant hereby undertakes (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte in the State of North Carolina, on this 10 th day of June, 2008.

MEDCATH CORPORATION
By:	/s/ James A. Parker
James A. Parker
Interim Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of MedCath Corporation, hereby severally constitute and appoint O. Edwin French and James A. Parker, and each of them,our true and lawful attorney, with full power to him, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable MedCath Corporation, to comply with the provisions of the Securities Act hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ O. Edwin French O. Edwin French	President and Chief Executive Officer (Principal Executive Officer)	June 10, 2008

/s/ James A. Parker James A. Parker	Interim Chief Financial Officer (Principal Financial Officer)	June 10, 2008

/s/ Lora Ramsey Lora Ramsey	Vice President and Controller (Principal Accounting Officer)	June 10, 2008

Signature	Title	Date

/s/ John T. Casey John T. Casey	Chairman of the Board of Directors	June 10, 2008

/s/ Woodrin Grossman Woodrin Grossman	Director	June 10, 2008

/s/ Edward R. Casas Edward R. Casas	Director	June 10, 2008

/s/ Galen D. Powers Galen Powers	Director	June 10, 2008

/s/ Paul B. Queally Paul B. Queally	Director	June 10, 2008

/s/ Robert S. McCoy, Jr. Robert S. McCoy	Director	June 10, 2008

/s/ Jacque J. Sokolov, MD Jacque J. Sokolov	Director	June 10, 2008

/s/ Pamela G. Bailey Pamela G. Bailey	Director	June 10, 2008

/s/ John B. McKinnon John B. McKinnon	Director	June 10, 2008

INDEX TO EXHIBITS

Exhibit
No.	Description

5	Opinion of Moore & Van Allen, PLLC

23.1	Consent of Moore & Van Allen, PLLC (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of Attorney (included as part of the signature page of this Registration Statement)